UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2019
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PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)
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DELAWARE (State or other jurisdiction of incorporation or organization)	001-7573 (Commission File Number)	73-0618660 (IRS Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046
(Address of principal executive offices) (Zip code)
(281) 406-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Address if Changed Since Last Report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
As previously disclosed, on December 12, 2018, Parker Drilling Company (“Parker”) and certain of its U.S. subsidiaries (together with Parker, the “Company”) commenced voluntary Chapter 11 proceedings and filed a prearranged plan of reorganization (the “Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Company’s Chapter 11 cases are jointly administered under the caption In re Parker Drilling Company, et al., Case No. 18-36958. During the pendency of the bankruptcy proceedings, the Company will continue to operate its businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
Amended and Restated Backstop Commitment Agreement
In connection with the Chapter 11 filing, on December 12, 2018, Parker entered into a Backstop Commitment Agreement with the other parties thereto (the “Initial Commitment Parties”), pursuant to which the Initial Commitment Parties agreed to backstop the rights offering to be conducted in accordance with the Plan. On January 28, 2019, Parker, the Initial Commitment Parties and Saba Capital Management, L.P. (“Saba” and, collectively with the Initial Commitment Parties, the “Commitment Parties” and, each individually, a “Commitment Party”) entered into an amended and restated Backstop Commitment Agreement (the “Amended and Restated Backstop Commitment Agreement”), pursuant to which Saba became an additional Commitment Party. Under the Amended and Restated Backstop Commitment Agreement, subject to certain conditions, Parker has agreed, subject to Bankruptcy Court approval, to reimburse Saba’s expenses in connection with the Chapter 11 proceedings in an amount not to exceed $650,000 and to pay Saba an amendment fee of $350,000 in cash at the closing of the transactions contemplated by the Amended and Restated Backstop Commitment Agreement.
First Amendment to the Restructuring Support Agreement
As disclosed on the Form 8-K filed by Parker on December 12, 2018, the Company has entered into a Restructuring Support Agreement (the “RSA”) with the other parties thereto (the “Initial Consenting Stakeholders” and, together with Saba, the “Consenting Stakeholders”), pursuant to which the Initial Consenting Stakeholders agreed to support a restructuring pursuant to the Plan and various related transactions. On January 28, 2019, the Company entered into the First Amendment to the Restructuring Support Agreement with the Consenting Stakeholders (the “RSA Amendment”), pursuant to which certain conditions to the obligations of the parties and provisions regarding termination and amendment were modified. Saba has also executed a joinder to the RSA and has agreed to support the Plan as provided therein.
The foregoing descriptions of the Amended and Restated Backstop Commitment Agreement and the RSA Amendment do not purport to be complete and are qualified by reference to the full text of the Amended and Restated Backstop Commitment Agreement and RSA Amendment, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
The following is a list of exhibits filed as part of this Form 8-K:

Exhibit No.	Description of Document
10.1	Amended and Restated Backstop Commitment Agreement, dated January 28, 2019
10.2	First Amendment to the Restructuring Support Agreement, dated January 28, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: January 31, 2019	By:	/s/ Jennifer F. Simons
Jennifer F. Simons
Vice President, General Counsel and Secretary